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                                                                    EXHIBIT 12.1

                               AMERICREDIT CORP.
                       STATEMENT RE COMPUTATION OF RATIOS
                             (dollars in thousands)

                                                                           Years Ended June 30,
                                                                          ---------------------
                                                            2001                   2000                   1999
                                                      -----------------------------------------------------------

COMPUTATION OF EARNINGS:
Income before income taxes                               $  362,360             $  190,292             $  121,690

Fixed charges                                               121,783                 73,854                 41,494
                                                      -----------------------------------------------------------
                                                         $  484,143             $  264,146             $  163,184
                                                      ===========================================================
COMPUTATION OF FIXED CHARGES:

Fixed charges: (a)
  Interest expense (none capitalized)                    $  116,024             $   69,310             $   38,792
  Implicit interest in rent                                   5,759                  4,544                  2,702
                                                      -----------------------------------------------------------
                                                         $  121,783             $   73,854             $   41,494
                                                      ===========================================================
RATIO OF EARNINGS TO
  FIXED CHARGES                                                4.0x                   3.6x                   3.9x
                                                      ===========================================================
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(a)  For purposes of such computation, the term "fixed charges" represents interest expense and a portion of rentals representative of an implicit interest factor for such rentals.